UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022
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PEAR THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39969	85-4103092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 State Street, 13th Floor Boston, MA 02109
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 925-7848

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PEARW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2022, Pear Therapeutics, Inc. (the "Company") issued a press release reporting the financial results of the Company for the third quarter ended September 30, 2022 and other business developments. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information in this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 14, 2022, due to the worsening macroeconomic environment, the Board of Directors of the Company approved a reduction in the Company's workforce by approximately 59 employees, representing approximately 22% of the Company's total workforce as of September 30, 2022. The reduction in workforce is intended to reduce operating expenses.

In connection with the reduction in force, the Company estimates it will incur approximately $2.6 million of cash based expenses related to employee severance, benefits, and related costs, primarily in the fourth quarter of 2022, when it anticipates that the reduction in workforce will be substantially complete. In addition, the Company expects to record a stock-based compensation charge of between $0.3 million and $0.9 million and corresponding payroll tax expense related to modifications of equity awards for employees impacted by the reduction in workforce, subject to local law and consultation requirements, which could extend the process into the first quarter of 2023. The Company's estimate of the stock-based compensation charge and the corresponding payroll tax expense related to equity compensation for employees is subject to several assumptions, including the future price of the Company's stock at the time of the award modifications. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the estimate disclosed above. The Company will file an amended report on Form 8-K if amounts differ materially from these estimates.

Pear greatly appreciates the contributions of the departing employees.

In the aggregate, over the next twelve months, the reduction in force is expected to result in approximately $10.7 million in cash operating expense savings related to foregone salaries and benefits. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company. The severance-related and non-cash charges that the Company expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially.

Cautionary Statement Regarding Forward-Looking Statements

The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the benefits of the proposed cost reductions including expected savings, the anticipated timing and details of the reduction in workforce, expected expenses, and costs associated with the reduction in workforce that the Company expects to incur in the fourth quarter of 2022. These statements are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include possible changes in the expected costs and expenses associated with the reduction in workforce and risks associated with the Company’s ability to achieve the expected benefits of the reduction in workforce and realignment of its resources. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report for the year ended December 31, 2021, as updated by the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as amended, and its other filings with the SEC.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Pear Therapeutics, Inc. dated November 14, 2022.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pear Therapeutics, Inc.

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre, J.D., M.B.A.
Title:	Chief Financial Officer & Chief Operating Officer
Date: November 14, 2022